Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933
                               -------------------

                              ALBA-WALDENSIAN, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                        56-03597
     (State or other jurisdiction            (I.R.S. Employer
   of incorporation or organization)           Identification Number)

201 St. Germain Ave., S.W., Valdese, North Carolina                     28690
-----------------------------------------------------------------------------
(Address of Principal Executive Offices)                          (Zip Code)


                1997 NONQUALIFIED STOCK OPTION PLAN FOR DIRECTORS
                            (Full title of the Plan)

                                Glenn J. Kennedy
                              Alba-Waldensian, Inc.
                           201 St. Germain Ave., S.W.
                               Post Office Box 100
                          Valdese, North Carolina 28690
                     (Name and address of agent for service)

                                 (704) 879-6539
          (Telephone number, including area code, of agent for service)


                          ----------------------------


                         CALCULATION OF REGISTRATION FEE

======================== ------------------------ --------------------

                                                   Proposed Maximum
  Title of Securities           Amount to           Offering Price
   to be Registered           be Registered           Per Share*
======================== ======================== ====================

    $2.50 Par Value
     Common Stock             40,000 shares             $12.00
======================== ======================== ====================


 ------------------------ ====================

   Proposed Maximum
    Aggregate              Amount of
   Offering Price*       Registration Fee
 ======================== ====================

      $480,000                $141.60
======================== ====================


* Registration fee calculated pursuant to Rule 457(h)(1) and 457(c) and based on a weighted average of the high and low prices of the Common Stock reported on the American Stock Exchange, Inc. on September 24, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*

Item 2.  Registrant Information and Employee Plan Annual Information.*

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this registration statement in accordance with the Note to Part 1 of Form S-8.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents heretofore filed by Alba-Waldensian, Inc. (the "Company") with the Securities and Exchange Commission, Commission file number 1-6150, are incorporated herein by reference:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997;

(b) The Company's Quarterly Report on Form 10-Q for the quarters ended March 29, 1998 and June 28, 1998; and

(c) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated September 1969 (incorporating by reference such description on pages 16 and 17 of the Prospectus contained in the Company's Registration Statement on Form S-1 (File No. 2-32459)), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., NationsBank Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. At September 25, 1998, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children did not own any shares of the Common Stock of the Company.


Item 6.  Indemnification of Directors and Officers.

         The General Corporation Law of the State of Delaware contains provisions prescribing the extent to which directors and officers shall or may be indemnified against liabilities that they may incur in their capacities as such. Under those provisions the availability or requirements of indemnification or reimbursement of expenses is dependent upon numerous factors, including whether the action is brought by the corporation or by outsiders and the extent to which the potential indemnitee is successful in his defense. The Bylaws of the Company provide that each director and officer of the Company shall be indemnified by the Company against expenses reasonably incurred by him in connection with any action, suit or proceeding to which he may be made a party by reason of his having been a director or officer of the Company (whether or not he continues to be a director or officer of the Company at the time of incurring such expenses), except with respect to matters in which such officer or director is adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his duty as a director or officer. Such right of indemnification is not exclusive of any other rights to which the director may be entitled as a matter of law.

         The Company's Restated Certificate of Incorporation provides that no director of the Company shall be personally liable to the Company or its shareholders for monetary damages for breach of his duty as a director except for liability (i) for breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived any improper personal benefit. The Restated Certificate of Incorporation further provides that a director shall be indemnified to the fullest extent permitted by the Delaware Corporation Law, as it may be amended in the future.

         The statute also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against liabilities that they may incur in their capacities as such, whether or not the corporation would have the power to indemnify them under other provisions of the statute. The Company has purchased insurance to provide for indemnification of directors and officers.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

          5           Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.

         23.1         Consent of BDO Seidman, LLP.

         23.2         Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                       (contained in Exhibit 5).

Item 9.  Undertakings.

         (a)  The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Valdese, State of North Carolina, on the 25th day of September, 1998.

                                      ALBA-WALDENSIAN, INC.

                                 By:  /s/Glenn J. Kennedy
                                      Glenn J. Kennedy
                                      Vice President, Treasurer, Secretary and
                                       Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                        Title                                Date


/s/ Clyde Wm. Engle         Chairman of the Board of         September 25, 1998
Clyde Wm. Engle             Directors


/s/ Lee N. Mortenson        President,  Chief Executive      September 25, 1998
Lee N. Mortenson             Officer and Director
                            (Principal  Executive Officer)


/s/ Glenn J. Kennedy        Vice President, Treasurer,       September 25, 1998
Glenn J. Kennedy            Secretary, Chief Financial Officer
                            and  Director  (Principal  Financial
                            and Accounting Officer)


/s/ Paul H. Albritton, Jr.  Director                         September 25, 1998
Paul H. Albritton, Jr.


/s/ William M. Cousins, Jr. Director                         September 25, 1998
William M. Cousins, Jr.


/s/ Nathan H Dardick        Director                         September 25, 1998
Nathan H Dardick


/s/ James M. Fawcett, Jr.   Director                         September 25, 1998
James M. Fawcett, Jr.


/s/ C. Alan Forbes          Director                         September 25, 1998
C. Alan Forbes


/s/ Joseph C. Minio         Director                         September 25, 1998
Joseph C. Minio

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    EXHIBITS
                                     Item 8

                                    FORM S-8
                             REGISTRATION STATEMENT

                              ALBA-WALDENSIAN, INC.
                          Commission File Number 1-6150


         Exhibit                    Description

           5              Opinion of Kennedy Covington Lobdell & Hickman, L.L.P.


          23.1             Consent of BDO Seidman, LLP.


          23.2            Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                           (contained in Exhibit 5).

                                                                      EXHIBIT 5

September 25, 1998

Alba-Waldensian, Inc.
201 St. Germain Ave., S.W.
Valdese, North Carolina 28690

Gentlemen:

         You have requested our opinion in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 40,000 shares of the $2.50 par value Common Stock (the "Common Stock") of Alba-Waldensian, Inc. (the "Company"), a Delaware corporation, by the Registration Statement on Form S-8 (the "Registration Statement") to be filed by you with the Securities and Exchange Commission in connection with the Company's 1997 Nonqualified Stock Option Plan for Directors (the "Plan").

         We have made such investigations of law, examined original copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments, and received such statements from officers and representatives of the Company, as we have deemed necessary for purposes of this opinion.

         Based upon the foregoing, we are of the opinion that the 40,000 shares of the Common Stock covered by the Registration Statement have been duly and validly authorized and will be validly issued, fully paid and nonassessable when issued in accordance with the Plan and receipt by the Company of the consideration therefor.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                              Sincerely,



                                                     KENNEDY COVINGTON LOBDELL &
                                                      HICKMAN, L.L.P.

                                                                   EXHIBIT 23.1




          Consent of Independent Certified Public Accountants



Alba-Waldensian, Inc.
Valdese, North Carolina


We hereby consent to the incorporation by reference in the Registration Statement of our reports dated February 6, 1998, relating to the consolidated financial statements and schedules of Alba-Waldensian, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.




Greensboro, North Carolina                                    BDO Seidman, LLP
September 22, 1998